Exhibit 99.1
Hercules Offshore Announces Fourth Quarter and Full Year 2007 Earnings
HOUSTON, January 31, 2008, /PRNewswire-FirstCall/ — Hercules Offshore, Inc. (Nasdaq: HERO) today reported net income of $31.3 million, or $0.35 per diluted share, on revenues of $262.9 million for the fourth quarter 2007, compared to net income of $35.5 million, or $1.09 per diluted share, on revenues of $114.7 million for the fourth quarter 2006.
Net income was $136.5 million, or $2.29 per diluted share, on revenues of $766.8 million for the twelve months ended December 31, 2007, compared to net income of $119.1 million or $3.70 per diluted share, on revenues of $344.3 million for the twelve months ended December 31, 2006. The results from the twelve month period ended December 31, 2007 include $3.1 million in severance costs and other costs related to our July 2007 acquisition of TODCO, and a loss of $1.5 million related to the early retirement of debt, net of a $0.7 million gain on interest rate derivatives. On an after-tax basis, these items approximated $3.0 million, or $0.05 per diluted share. Excluding the effect of these items, net income for the year ended December 31, 2007, was $139.5 million or $2.34 per diluted share. A one-time gain of $18.6 million, net of tax, related to an insurance claim settled on the loss of Rig 25 in Hurricane Katrina, was included in the 2006 results. Excluding this gain, net income was $100.4 million or $3.12 per diluted share for the twelve month period ended December 31, 2006.
Randy Stilley, Chief Executive Officer and President of Hercules Offshore, Inc., stated, “2007 was a transformative year for Hercules Offshore. Our company grew dramatically, tripling the size of our offshore drilling fleet as a result of our acquisition of TODCO. We quickly completed the integration of TODCO into our operations, using the best of both companies to form a leader in the industry. The acquisition also enhanced our financial flexibility and expanded our geographic footprint. Furthermore, in line with our strategy of focusing on shallow water offshore services, we divested of the nine legacy TODCO land rigs late last year.”
“The past year also marked a period of transition for the US Gulf of Mexico. It was a year in which many of our customers retrenched, focusing on strengthening their balance sheets or digesting recent property acquisitions. Importantly however, supply also adjusted downward to reflect decreased demand. Going forward, based on our customers’ indications of higher activity, and supported by the recent improvement in natural gas prices, we are confident that activity levels will commence a gradual upturn during 2008. Additionally, we will remain focused on managing our operating costs as we did so effectively during 2007, as well as seeking opportunities to further enhance our international presence.”
Offshore Highlights
During the fourth quarter 2007, revenues from Domestic Offshore increased by 44% to $70.7 million, from $49.1 million in the fourth quarter 2006. The increase was driven by additional operating days as a result of the TODCO acquisition, partially offset by a decline in utilization to 55.6% compared to 99.5% during the fourth quarter 2006 and a reduction in average daily revenue per rig of $26,563 to $62,796 in the fourth quarter 2007 as a result of softer demand. Average operating expense per rig per day declined to $23,408 in the fourth quarter 2007 from $25,824 in the prior year period largely due to the warm stacking of several idle rigs. Operating income decreased to $6.5 million in the fourth quarter 2007 from $30.4 million in the fourth quarter of 2006.
International Offshore revenues increased 194% during the fourth quarter of 2007 to $53.8 million from $18.3 million in the prior year period due to increased operating days stemming from the acquisition of TODCO. Our average daily revenue per rig declined by $16,945 to $89,458 during the fourth quarter 2007 compared with the prior year period due to a mix shift in the type of rigs in this segment. Our average operating expense per day declined to $32,622 in the fourth quarter 2007 from $41,999 in the fourth quarter of 2006. Operating income increased by $16.0 million to $24.6 million in the fourth quarter 2007 from $8.6 million in the prior year period.
Inland Highlights
During the fourth quarter 2007, we generated revenues of $53.5 million and operating income of $14.1 million in our inland segment. Average daily revenue per rig in this segment was $47,312 on utilization of 72.3%. Prior to the third quarter of 2007, we did not have inland barge operations.
Liftboat Highlights
Domestic Liftboats generated revenues of $32.2 million in the fourth quarter 2007 versus $38.1 million in the fourth quarter 2006. Operating income decreased to $10.9 million in the fourth quarter 2007 from $17.2 million in the same period of 2006. The results were impacted by a decline in our utilization to 65.2% during the fourth quarter 2007 from 74.2% in the same period in 2006, as well as a decline in our average revenue per liftboat per day to $11,656 from $12,398 over the same periods as we have largely completed repair work from the active 2005 hurricane season. Our average operating expenses per liftboat per day also declined to $3,379 in the fourth quarter 2007 from $3,777 in the fourth quarter 2006.
Our International Liftboats segment posted revenues of $17.3 million for the three-month period ended December 31, 2007, a significant increase from $9.2 million in the fourth quarter 2006. This increase is largely attributed to an increase in our operating days to 1,280 compared with 818 in the fourth quarter of 2006 as a result of our acquisition of eight liftboats and the bareboat charter of an additional five liftboats in late 2006. Average revenue per liftboat per day also increased to $13,480 from $11,277 for the same period of 2006 as we increased our dayrates due to robust demand. Operating income increased to $5.2 million in the fourth quarter 2007 from $2.2 million in the fourth quarter 2006.
Other Highlights
Our Other segment includes the results of our wholly owned subsidiary, Delta Towing, and our former fleet of nine onshore drilling rigs, both of which were assumed as part of the TODCO acquisition. During the fourth quarter 2007, this segment generated revenues of $35.6 million and operating income of $6.5 million. As previously announced, we sold our fleet of nine land drilling rigs and related assets in late December 2007 for $107.0 million. These assets contributed $18.7 million in revenue and approximately $600,000 in operating income to our fourth quarter results.
Balance Sheet Highlights
At December 31, 2007, the Company’s balance sheet reflected total assets of $3.6 billion, including cash & equivalents and marketable securities totaling $251.7 million, total debt of $928.6 million and stockholders’ equity of $2.0 billion.
Non-GAAP
Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.  In order to fully assess the financial operating results, management believes that the adjusted net income figures included in this release are appropriate measures of the continuing and normal operations of the company.  However, these measures should be considered in addition to, and not as a substitute, or superior to, net income, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP.  The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CST (11:00 a.m. EST) on Thursday, January 31, 2008, to discuss its fourth quarter 2007 financial results. To participate in the call, dial 800-299-9630 (domestic) or 617-786-2904 (international) and reference access code 32636004 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on Thursday, January 31, 2008 beginning at 12:00 p.m. CST (1:00 p.m. EST), through Thursday, February 7, 2008. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international) with reference code 95207954. Additionally, the recorded conference call will be accessible through our Web site at http://www.herculesoffshore.com for 28 days after the conference call.
Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 33 jackup rigs, 27 barge rigs, 65 liftboats, three submersible rigs, one platform rig and a fleet of marine support vessels, and has operations in nine different countries on four continents. The company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.
For more information, please visit our Web site at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s Web site at http://www.sec.gov/ or the company’s Web site at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
Contact Information:
Stephen M. Butz
Vice President Finance and Treasurer
Hercules Offshore, Inc.
713-350-8315

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$212,452	$72,772
Restricted Cash	—	250
Marketable Securities	39,300	—
Accounts Receivable	221,663	89,136
Insurance Claims Receivable	43,342	—
Supplies	2,494	—
Prepaids	31,417	14,438
Current Deferred Tax Asset	17,551	—
Other	23,565	3,627

	591,784	180,223

Property and Equipment, Net	2,060,224	415,864
Goodwill	940,241	—
Other Assets, Net	50,290	9,494

	$3,642,539	$605,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$21,653	$1,400
Insurance Note Payable	16,931	6,058
Accounts Payable	105,527	29,123
Accrued Liabilities	80,138	16,262
Taxes Payable	23,006	8,745
Other Current Liabilities	16,845	7,738

	264,100	69,326

Long-term Debt, Net of Current Portion	890,013	91,850
Other Liabilities	19,518	6,700
Deferred Income Taxes	457,475	42,854

Commitments and Contingencies

Stockholders’ Equity	2,011,433	394,851

	$3,642,539	$605,581

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues	$262,920	$114,670	$766,793	$344,312

Costs and Expenses:
Operating Expenses	146,634	42,745	376,459	124,138
Depreciation and Amortization	45,544	9,728	109,064	32,310
General and Administrative	13,295	9,411	49,811	29,807

	205,473	61,884	535,334	186,255

Operating Income	57,447	52,786	231,459	158,057

Other Income (Expense):
Interest Expense	(16,825)	(2,454)	(36,055)	(9,278)
Gain on Disposal of Assets	—	—	—	30,690
Loss on Early Retirement of Debt	—	—	(2,182)	—
Other, Net	1,263	1,341	6,291	4,038

Income Before Income Taxes	41,885	51,673	199,513	183,507
Income Tax Provision	(10,591)	(16,147)	(62,991)	(64,457)

Net Income	$31,294	$35,526	$136,522	$119,050

Earnings Per Share:
Basic	$0.35	$1.11	$2.32	$3.80
Diluted	$0.35	$1.09	$2.29	$3.70
Weighted Average Shares Outstanding:
Basic	88,850	31,872	58,897	31,327
Diluted	89,549	32,674	59,563	32,203

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2007	2006
	(unaudited)
Cash Flows from Operating Activities:
Net Income	$136,522	$119,050
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	109,064	32,310
Stock-based Compensation Expense	7,680	3,098
Deferred Income Taxes	2,841	27,200
Amortization of Deferred Financing Fees	1,805	686
Excess Tax Benefit from Stock-based Arrangements	(1,258)	(1,271)
Loss on Early Retirement of Debt	2,182	—
Gain on Disposal of Assets	(4,491)	(30,779)
(Increase) Decrease in Operating Assets -
Accounts Receivable	58,827	(50,653)
Insurance Claims Receivable	(13,565)	5,919
Prepaid Expenses and Other	9,263	(12,617)
Increase (Decrease) in Operating Liabilities -
Accounts Payable	(6,794)	15,842
Insurance Note Payable	(25,301)	3,657
Other Current Liabilities	15,239	11,499
Tax Sharing Agreement Payment	(116,003)	—
Other Liabilities	2,308	300

Net Cash Provided by Operating Activities	178,319	124,241

Cash Flows from Investing Activities:
Acquisition of Business, Net of Cash Acquired	(728,396)	—
Investment in Marketable Securities	(151,675)	—
Proceeds from Sale of Marketable Securities	112,375	—
Additions of Property and Equipment	(155,390)	(204,456)
Deferred Drydocking Expenditures	(20,772)	(12,544)
Insurance Proceeds Received	4,285	61,278
Proceeds from Sale of Assets, Net	109,745	5,989
(Increase) Decrease in Restricted Cash	4,821	(250)

Net Cash Used in Investing Activities	(825,007)	(149,983)

Cash Flows from Financing Activities:
Long-term Debt Borrowings	900,000	—
Payment of Debt	(99,145)	(1,400)
Proceeds from Issuance of Common Stock	—	54,198
Proceeds from Exercise of Stock Options	2,054	1,232
Excess Tax Benefit from Stock-based Arrangements	1,258	1,271
Payment of Debt Issuance Costs	(17,753)	(630)
Distributions to Members	—	(3,732)
Other	(46)	—

Net Cash Provided by Financing Activities	786,368	50,939

Net Increase in Cash and Cash Equivalents	139,680	25,197
Cash and Cash Equivalents at Beginning of Period	72,772	47,575

Cash and Cash Equivalents at End of Period	$212,452	$72,772

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Domestic Offshore:
Number of rigs (as of end of period)	27	6	27	6
Revenues	$70,708	$49,058	$241,452	$160,761
Operating expenses	47,377	14,256	122,131	51,862
Depreciation and amortization expense	15,929	2,603	35,143	8,882
General and administrative expenses	889	1,761	6,105	6,980

Operating income	$6,513	$30,438	$78,073	$93,037

International Offshore:
Number of rigs (as of end of period)	10	3	10	3
Revenues	$53,764	$18,301	$144,778	$30,460
Operating expenses	21,987	7,727	59,593	13,377
Depreciation and amortization expense	6,982	1,361	15,513	2,547
General and administrative expenses	196	657	1,863	1,606

Operating income	$24,599	$8,556	$67,809	$12,930

Inland:
Number of barges (as of end of period)	27	—	27	—
Revenues	$53,462	$—	$107,100	$—
Operating expenses	30,090	—	56,636	—
Depreciation and amortization expense	9,314	—	16,264	—
General and administrative expenses	—	—	533	—

Operating income	$14,058	$—	$33,667	$—

Domestic Liftboats:
Number of liftboats (as of end of period)	47	47	47	47
Revenues	$32,170	$38,087	$137,745	$133,929
Operating expenses	14,302	15,636	59,902	49,025
Depreciation and amortization expense	6,353	4,795	24,969	18,854
General and administrative expenses	568	479	2,190	2,259

Operating income	$10,947	$17,177	$50,684	$63,791

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
International Liftboats:
Number of liftboats (as of end of period)	18	17	18	17
Revenues	$17,254	$9,224	$63,282	$19,162
Operating expenses	8,834	5,126	31,879	9,874
Depreciation and amortization expense	2,134	944	7,619	1,923
General and administrative expenses	1,045	981	3,888	3,056

Operating income	$5,241	$2,173	$19,896	$4,309

Other:
Revenues	$35,562	$—	$72,436	$—
Operating expenses	24,044	—	46,318	—
Depreciation and amortization expense	4,628	—	9,028	—
General and administrative expenses	434	—	1,011	—

Operating income	$6,456	$—	$16,079	$—

Total Company:
Revenues	$262,920	$114,670	$766,793	$344,312
Operating expenses	146,634	42,745	376,459	124,138
Depreciation and amortization expense	45,544	9,728	109,064	32,310
General and administrative expenses	13,295	9,411	49,811	29,807

Operating income	57,447	52,786	231,459	158,057
Interest expense	(16,825)	(2,454)	(36,055)	(9,278)
Gain on disposal of asset	—	—	—	30,690
Loss on early retirement of debt	—	—	(2,182)	—
Other income	1,263	1,341	6,291	4,038

Income before income taxes	41,885	51,673	199,513	183,507
Income tax provision	(10,591)	(16,147)	(62,991)	(64,457)

Net income	$31,294	$35,526	$136,522	$119,050

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended December 31, 2007
					Average
				Average	Operating
	Operating	Available		Revenue per	Expense per
	Days	Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	1,126	2,024	55.6%	$62,796	$23,408
International Offshore	601	674	89.2%	89,458	32,622
Inland	1,130	1,564	72.3%	47,312	19,239
Domestic Liftboats	2,760	4,232	65.2%	11,656	3,379
International Liftboats	1,280	1,564	81.8%	13,480	5,648
Other	n/a	n/a	n/a	n/a	n/a

	Three Months Ended December 31, 2006
					Average
				Average	Operating
	Operating	Available		Revenue per	Expense per
	Days	Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	549	552	99.5%	89,359	$25,824
International Offshore	172	184	93.5%	106,403	41,999
Inland	—	—	—	—	—
Domestic Liftboats	3,072	4,140	74.2%	12,398	3,777
International Liftboats	818	917	89.2%	11,277	5,590
Other	n/a	n/a	n/a	n/a	n/a

	Twelve Months Ended December 31, 2007
					Average
				Average	Operating
	Operating	Available		Revenue per	Expense per
	Days	Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	3,265	4,958	65.9%	$73,952	$24,633
International Offshore	1,549	1,625	95.3%	93,465	36,673
Inland	2,279	2,941	77.5%	46,994	19,257
Domestic Liftboats	11,265	16,749	67.3%	12,228	3,576
International Liftboats	5,077	6,149	82.6%	12,464	5,184
Other	n/a	n/a	n/a	n/a	n/a

	Twelve Months Ended December 31, 2006
					Average
				Average	Operating
	Operating	Available		Revenue per	Expense per
	Days	Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	1,973	2,078	94.9%	$81,480	$24,957
International Offshore	305	321	95.0%	99,868	41,673
Inland	—	—	—	—	—
Domestic Liftboats	11,895	15,416	77.2%	11,259	3,180
International Liftboats	1,765	2,009	87.9%	10,857	4,915
Other	n/a	n/a	n/a	n/a	n/a

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold-stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period. Included in Domestic Offshore revenue is a total of $0.1 million and $0.4 million related to amortization of contract specific capital expenditures reimbursed by the customer for the three and twelve months ended December 31, 2007, respectively. There was no such revenue in the three and twelve months ended December 31, 2006. Included in International Offshore revenue is a total of $0.3 million and $3.2 million related to amortization of deferred mobilization revenue and contract specific capital expenditures reimbursed by the customer for the three and twelve months ended December 31, 2007, respectively, and $1.8 million and $2.6 million for the three and twelve months ended December 31, 2006, respectively. Included in revenue for our International Offshore segment for the twelve months ended December 31, 2006 is $2.0 million earned for a timely departure of Hercules 170 from the shipyard in the second quarter of 2006.

(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per-day expenses we incur when they are under contract. Included in International Offshore operating expense is a total of $0.6 million and $2.8 million related to amortization of deferred mobilization expenses for the three and twelve months ended December 31, 2007, respectively, and $1.2 million and $1.6 million for the three and twelve months ended December 31, 2006, respectively.

Hercules Offshore, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)
We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or net income excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2007 and the twelve months ended December 31, 2007 and 2006. We did not report non-GAAP financial measures for the three months ended December 31, 2007 and 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended		Twelve Months Ended
	September 30,		December 31,		December 31,
	2007		2007		2006
Operating Income:
GAAP Operating Income	$92,864		$231,459		$158,057
Adjustment	2,585	(a)	3,090	(b)	—

Non-GAAP Operating Income	$95,449		$234,549		$158,057

Other Income (Expense):
GAAP Other Income (Expense)	$(14,566)		$(31,946)		$25,450
Adjustment	960	(a)	1,524	(b)	(29,580	)(c)

Non-GAAP Other Income (Expense)	$(13,606)		$(30,422)		$(4,130)

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(29,927)		$(62,991)		$(64,457)
Tax Impact of Adjustment	(1,241	)(a)	(1,615	)(b)	10,945	(c)

Non-GAAP Provision for Income Taxes	$(31,168)		$(64,606)		$(53,512)

Net Income:
GAAP Net Income	$48,371		$136,522		$119,050
Total Adjustment, Net of Tax	2,304	(a)	2,999	(b)	(18,635	)(c)

Non-GAAP Net Income	$50,675		$139,521		$100,415

Diluted Earnings per Share:
GAAP Diluted Earnings per Share	$0.58		$2.29		$3.70
Adjustment per Share	0.03	(a)	0.05	(b)	(0.58	)(c)

Non-GAAP Diluted Earnings per Share	$0.61		$2.34		$3.12

(a) Adjustment represents $2.6 million in severance and other acquisition related costs and a loss of $1.0 million related to the early retirement of debt, net of a $0.4 million derivative gain. On an after-tax basis, these adjustments approximated $2.3 million, or three cents per diluted share.
(b) Adjustment represents $3.1 million in severance and other acquisition related costs and a loss of $1.5 million related to the early retirement of debt, net of a $0.7 million derivative gain. On an after-tax basis, these adjustments approximated $3.0 million, or 5 cents per diluted share.
(c) Adjustment represents a gain on an after-tax basis of $18.6 million related to an insurance claim settlement on the loss of Rig 25.